Exhibit 99.1

Confidential Draft

June 15, 2025

Beneficient Announces Court Approval of GWG Litigation Settlement

DALLAS, June 17, 2025 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (“Beneficient,” “Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, today announced that the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) has approved the previously disclosed settlement agreement resolving all claims pending in the Bankruptcy Court under the previously disclosed lawsuits relating to GWG Holdings, Inc. (“GWG” and such litigation, the “GWG Litigation”) against the Company, its subsidiaries, and each of their current and former directors and officers (the “Beneficient Parties”). The settlement agreement remains subject to the approval of the District Court for the Northern District of Texas (the “Northern District Court”).

As previously announced on March 10, 2025, the Company entered into a binding settlement agreement to resolve all claims in the GWG Litigation for a sum within applicable insurance policy limits. With the Bankruptcy Court’s approval, the settlement in the Bankruptcy Court is now final, subject to a 14-day period to appeal. The settlement resolves all claims filed in the Bankruptcy Court against the Beneficient Parties without any admission, concession or finding of any fault, liability or wrongdoing by the Company or any defendant.

“We are pleased that the Bankruptcy Court has approved this settlement, allowing us to move forward with a renewed focus on executing our business strategy and creating value for our shareholders,” said a Company spokesperson.

Following the settlement of the GWG Litigation in the Bankruptcy Court, other outstanding GWG-related claims against parties other than the Beneficient Parties remain outstanding, including certain claims against entities related to Beneficient’s founder and CEO to whom Beneficient owes certain indemnification obligations. The Company continues to support a vigorous defense against such claims.

About Beneficent

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Contacts
Matt Kreps 214-597-8200 mkreps@darrowir.com

Michael Wetherington 214-284-1199 mwetherington@darrowir.com

investors@beneficient.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding approval of the settlement agreement by the Northern District Court, any potential appellate proceedings in the Bankruptcy Court and the outstanding GWG-related claims against entities related to the Company’s founder and CEO to whom the Company owes certain indemnification obligations. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others, the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.